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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported)       September 21, 2000
                                                 -------------------------------

                                  RMI.NET, Inc.
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               (Exact name of Registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

       001-12063                                        84-1322326
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(Commission File Number)                       (IRS Employee Identification No.)

999 Eighteenth Street, Suite 2201, Denver CO                  80202
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (303) 672-0700
                                                  ------------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 21, 2000, the Registrant entered into an Asset Transfer Agreement (the "LanMinds Asset Transfer Agreement") by and between RMI.NET, Inc. and LanMinds, Inc., a California corporation headquartered in Berkeley, California ("LanMinds"), pursuant to which the Registrant acquired the assets of LanMinds. Pursuant to the terms of the LanMinds Asset Transfer Agreement, the Registrant agreed to provide consideration to LanMinds in an amount equal to approximately $6 million, payable in the form of shares of the Registrant's common stock over the next five years. At closing, the Registrant provided LanMinds consideration equal to $2 million, in the form of 916,031 shares of common stock, with the number of shares to be issued based on the 15-day average closing price prior to September 21, 2000 of $2.1833 per share (all of which were issued pursuant to the Registrant's Registration Statement on Form S-4, which was filed with the Securities and Exchange Commission on May 24, 2000). As payment of the remaining $4 million in consideration due to LanMinds, Registrant also agreed to issue 591,237 shares which will be held in escrow, subject to later adjustment and release to LanMinds. The ultimate number of shares required to be issued by the Registrant depends on various factors set forth in the LanMinds Asset Transfer Agreement, including the following, among others: (a) the ability of LanMinds' to generate sufficient revenues, (b) LanMinds' liquidity, as measured by the difference between LanMinds' current assets and current liabilities, (c) claims that may be brought against LanMinds, and (d) the market price of the Registrant's common stock. Any significant increase in additional shares to be issued would not occur for five years. At that time, on the fifth anniversary of the closing, there would theoretically be no limit on the number of shares of common stock that the Registrant may be required to issue if the market price of the Registrant's common stock at that time was trading below its current market price. However, the Registrant can avoid issuing additional shares by repurchasing the common stock issued to LanMinds at a price equal to the remaining $4 million acquisition price plus interest of 6%.

         The consideration that the Registrant agreed to pay to LanMinds was determined through arm's length negotiation. There was no material relationship between the Registrant and LanMinds prior to the acquisition. LanMinds is a business-focused Internet connectivity and web solutions provider with customers in the San Francisco Bay Area, Colorado and Japan. The Registrant intends to utilize the assets acquired from LanMinds in the same manner that LanMinds utilized the assets prior to their acquisition by the Registrant. A copy of the Registrant's press release is attached hereto as Exhibit 20.1. A copy of the LanMinds Asset Transfer Agreement will be filed by amendment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a)      Financial Statements of Businesses Acquired:

                 To be filed by amendment.

(b)      Pro Forma Financial Information:

                 To be filed by amendment.

(c)      Exhibits:


         Exhibit
         Number        Description

            10.1 Asset Transfer Agreement by and between RMI.NET, Inc. and LanMinds, Inc.*

            20.1 News Release dated September 26, 2000 announcing the LanMinds asset acquisition.

              *        To be filed by amendment.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     RMI.NET, Inc.
                                       -----------------------------------------
                                                     (Registrant)

           Date: October 5, 2000       By: /s/ CHRISTOPHER J. MELCHER
                                          --------------------------------------
                                          Christopher J. Melcher
                                          Vice President, General Counsel and
                                          Corporate Secretary


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                                 EXHIBIT INDEX


    EXHIBIT
    NUMBER          DESCRIPTION
    -------         -----------

     10.1           Asset Transfer Agreement by and between RMI.NET, Inc. and
                    LanMinds, Inc.*

     20.1           News Release dated September 26, 2000 announcing the
                    LanMinds asset acquisition.

     *              To be filed by amendment.